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KEY EMPLOYEE ANTHONY BRUNO                              NUMBER OF SHARES 12,000


                             NONQUALIFIED STOCK OPTION
                                     UNDER THE
                        DIVERSIFIED CORPORATE RESOURCES, INC.
               AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN

     THIS OPTION AGREEMENT ("Option") is executed by Diversified Corporate Resources, Inc., a Texas corporation (herein called "Company") to evidence the grant, effective November 13, 1997 to Anthony Bruno (herein called "Optionee") of a stock option under and pursuant to the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan ("Plan").

     WHEREAS, the Optionee is an key employee of the Company; and

     WHEREAS, the Company considers it desirable and in its best interests that Optionee be given an opportunity to acquire an equity interest in the Company in the form of an option to purchase shares of common stock of the Company (the "Common Stock"); and

     WHEREAS, this Option is granted under, and pursuant to the terms of the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan (the "Plan").

     NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

     1. GRANT OF OPTION. The Company shall and does hereby grant to Optionee the option to purchase 12,000 shares (the "Shares") of Common Stock; provided, however, that notwithstanding any provision of the Plan and this Option to the contrary, in the event the shareholders of the Company fail to approve the 50,000 increase in the number of shares of Common Stock available for grant under the Plan at the next Company Annual Meeting of Shareholders ("Meeting"), effective on the date of the Meeting the number of Shares described in this
Section 1 as subject to this Option shall automatically, and without further action, be reduced for all purposes to that number of shares (rounded to the next lower whole number) which is equal to the product of (i) the number of Shares set forth above in this Section 1, multiplied by (ii) a fraction (x) whose numerator is the aggregate number of shares under the Plan which are not subject to an option (excluding only options granted on November 13, 1997) granted under the Plan and remaining outstanding and unexercised on the date of the Meeting, and (y) whose denominator is 145,500.

     2.   EXERCISE PRICE.  The Exercise Price is $10.00 for each Share.

     3. VESTING OF OPTION. Without limitation, the Shares subject to this Option shall vest ("Vest", "Vesting" and similar) in accordance with the following Vesting schedule:

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          (i)    Forty percent (40%) of the Shares on December 31, 1998.
          (ii)   Twenty Percent (20%) % of the Shares on December 31, 1999.
          (iii)  Twenty percent (20%) of the Shares on the December 31, 2000.
          (iv) The remaining Twenty percent (20%) of the Shares on the December 31, 2001.

     4. METHOD OF EXERCISE. (a) In order to exercise this Option, in whole or in part, the Optionee shall deliver to the Company at its principal place of business, or at such other offices as shall be designated by the Company (i) a written notice of such Optionee's election to exercise this Option, which notice shall specify the number of Shares to be purchased pursuant to such exercise and
(ii) either (A) cash or a check payable to the order of the Company, (B) if, and to the extent, authorized by the Committee (which, without limitation, may grant or withhold such approval in its sole discretion), notice that the Exercise Price is satisfied by reduction of the number of Shares to be received by Optionee upon exercise of this Option, with the amount of such reduction specified in such notice, (C) if, and to the extent, authorized by the Committee (which, without limitation may grant or withhold such approval in its sole discretion) with shares of Common Stock, or (D) a combination of the above. The Company shall undertake to make prompt delivery of the stock certificate(s) evidencing the Shares to be transferred, provided that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action; and provided further, and without limitation, Shares will not be issued unless and until each matter described in Section 9.5 is satisfied.

     (b) Upon the exercise of an Option, and before the transfer of Shares, the Optionee shall be required to pay to the Company in cash or, to the extent authorized by the Committee (which, without limitation may grant or withhold such approval in its sole discretion) with Shares in the manner described in subsections (a)(B) or (a)(C) of this Section, the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal and state tax withholding requirements, and the collection of employment taxes.

     (c) For all purposes relating to the surrender or delivery of Shares in satisfaction of obligations described in subsection (a) and (b) of this Section, the fair market value of the shares of Common Stock delivered or surrendered shall be determined as of the business day next preceding the date of their surrender or delivery, and shall mean the price at which such shares would exchange hands between a willing buyer and willing seller, neither of whom are under compulsion to buy or sell, as reasonably determined by the Committee; provided, however, that so long as such shares are listed on a national stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), it shall mean the closing sale price (or, if no closing sale price is quoted, the mean between the closing bid and sale price) of such shares on such exchange or on NASDAQ on such next business day, or, if no such shares were traded on such business day, the closing sale price (or, if no closing sale price is quoted, the mean between the closing bid and sale price) on the next preceding business day on which such shares were traded.

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     5.   TERMINATION OF OPTION.  To the extent not previously exercised, this
Option shall terminate with respect to Shares which have not Vested immediately upon Optionee's termination of employment for any reason, and shall terminate with respect to Vested Shares on the earlier of (a) November 13, 2007, (b) ninety (90) days from the date on which Optionee's employment with the Company is terminated for any reason other than the death or disability of the Optionee, and (c) one (1) year from the date on which Optionee's employment with the Company is terminated if such termination is due to death or disability of the Optionee. The determination of whether the Optionee is disabled for all purposes of this Option shall be left to the reasonable discretion of the Committee.

     6. RIGHTS PRIOR TO EXERCISE OF OPTION. The Option herein granted is nontransferable by Optionee except that it may be exercised by his or her legal representative following his death or during a period of his disability with respect to Shares which are Vested, at any time prior to the termination of the Option.

     7. BINDING EFFECT. Without limitation, this Option is issued under, and granted in all respects subject to all of the provisions of, the Plan, all of which provisions of the Plan are incorporated herein by reference; provided, however, without limitation, that the provisions of this Option will determine the agreement of the parties with respect to each matter set forth herein to the extent the provisions of the Option do not require a result that is inconsistent with the Plan; and provided, finally, that the parties expressly agree that no inference shall be drawn with respect to the intent of the parties based on the inclusion of, or reference to, some provisions of the Plan in this Option, and the omission of such inclusion or reference with respect to other provisions of the Plan in this Option; and provided, finally, that this Option shall be binding upon and inure to the benefit of the Company, and its representatives, successors and assigns, and the Optionee and his or her legal representative (to the extent expressly permitted).

     8. MULTIPLE ORIGINALS. This Option may be executed in multiple counterparts with each counterpart constituting an original for all purposes.

     9. AMENDMENT. This Option may not be amended or revised in such a manner as to impair the rights of the Optionee without Optionee's written consent.

     10. COMMITTEE AUTHORITY. Any questions concerning the interpretation of this Option, including without limitation the incorporated provisions of the Plan, shall be determined by the Committee in its sole discretion.

          IN WITNESS WHEREOF, the Company has caused this Option to be executed and hereby is granted effective as of November 13, 1997.


                                       DIVERSIFIED CORPORATE RESOURCES, INC.


                                       By: /s/ M. Ted Dillard
                                          -----------------------------------
                                          M. Ted Dillard